Classification | Internal Executive Incentive Plan Policy Initial Effective Date: January 1, 2025

Classification | Internal Effective Date January 1, 2025 Executive Incentive Plan Policy TABLE OF CONTENTS I.  Purpose........................................................................................................... 1  II.  Key Definitions ................................................................................................. 1  III.  Eligibility ......................................................................................................... 2  IV.  Plan Design ..................................................................................................... 2  V.  Deferred Award Payout Determination ................................................................. 7  VI.  Administration of the Plan .................................................................................. 7  VII.  Role of Human resources ................................................................................... 7  VIII. Miscellaneous Provisions .................................................................................... 8  IX.  Additional Content ............................................................................................ 9

Classification | Internal Effective Date January 1, 2025 1 Executive Incentive Plan Policy I. PURPOSE The Federal Home Loan Bank of Des Moines (“Bank”) strives to attract, retain and motivate employees of the Bank, and to focus efforts on fulfilling the Bank’s mission and vision within a safe and sound framework and in a manner consistent with the Bank’s shared values. The Executive Incentive Plan (“Plan”) is designed to compensate Bank employees in a manner that recognizes achievement of Bank-wide goals that are aligned with the Bank’s Strategic Business Plan (“SBP”) and provides incentive awards that, when combined with base salaries, provide a competitive total direct compensation to executives. The Plan is effective beginning January 1, 2025. Awards earned during the Performance Period under the Plan (“Plan Awards”) fall into two separate subcategories: “Annual Awards” and “Deferred Awards.” (See Section III, Key Definitions, for a description of these terms). This policy also outlines the guidelines used by the Human Resources and Compensation Committee (HRCC) in determining the Deferred Award payout for eligible participants. Deferred Awards are subject to Federal Housing Finance Agency (FHFA) non-objection. The Plan shall remain in effect until the Human Resources and Compensation Committee (“HRCC”) of the Board of Directors (“Board”) terminates, replaces or amends the Plan. II. KEY DEFINITIONS As used in this document, the following definitions apply: Annual Award: the portion of the Plan Award that can be earned during the Performance Period and paid in the calendar year following the Performance Period. BEP: the Federal Home Loan Bank of Des Moines Benefit Equalization Plan, as amended and restated from time to time. Deferral Period: the three calendar year period in which the Deferred Award can be paid. The Deferral Period begins January 1 immediately following the Performance Period. Deferred Award: the portion of the Plan Award that can be earned during the Performance Period and paid in the calendar year following the Deferral Period subject to the applicable safety and soundness measures. Disability: refers to an employee that is, by reason of any medically determinable physical or mental impairment, that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, and which has rendered the executive incapable of performing his or her duties to the Bank, receiving benefits under a disability plan sponsored by the Bank, for a period of not less than three (3) months.

Classification | Internal Effective Date January 1, 2025 2 Executive Incentive Plan Policy Performance Period: is the one calendar year period during which a Plan Award can be earned. Plan Award: the award that can be earned during the Performance Period. Reduction in Force: a decision by the Bank to reduce the number of Bank employees, which results in the involuntary termination of one or more Bank employees for reasons unrelated or not exclusively related to the performance of such employee or employees. Retirement: an employee’s voluntary termination of employment based on the attainment of at least age 55 and completion of at least 5 years of service with the Bank or as permitted under Section 409A of the Internal Revenue Code of 1986, as amended. With respect to a Plan participant who is eligible to receive a Deferred Award, the date of such employee’s retirement as well as other terms and conditions that provide for an orderly transition must be mutually agreed to by the employee and the Bank in order for the employee to meet the definition of Retirement as provided herein. III. ELIGIBILITY All regular employees in Tiers H-J including the President and CEO are eligible to participate in the Plan (“participants”), with the exception of the Internal Audit Department employees who may be eligible to participate in a separate incentive plan as approved by the Board’s Audit Committee. Temporary employees, interns or independent contractors are not eligible to participate in the Plan. IV. PLAN DESIGN The Plan includes Bank-wide business performance goals aligned with the Bank’s SBP. These will be quantitative goals tied to the Bank’s business and mission activities. Each calendar year the HRCC shall establish the Bank-wide performance goals, consistent with the SBP in effect during the Performance Period. Each goal will be weighted, and shall have a threshold, target, and maximum level of performance. Recognizing that circumstances and priorities may change, management may submit to the HRCC recommended revisions to Bank-wide performance goals. The HRCC will evaluate the submission and determine whether the Bank-wide performance goals should be amended. Bank-wide performance goal achievement levels that discretely fall in between threshold, target and maximum performance levels will be interpolated, unless otherwise directed in the design of a particular performance goal.

Classification | Internal Effective Date January 1, 2025 3 Executive Incentive Plan Policy The following chart provides the threshold, target and maximum Plan Award percentage payout opportunities for participants in the Bank, and associated weights for Bank-wide performance goals. The chart also provides the portion of each Plan Award that is a Deferred Award. Classification Threshold Plan Award as a % of Base Salary Target Plan Award as a % of Base Salary Maximum Plan Award as a % of Base Salary % of Plan Award Paid Annually % of Plan Award Deferred Tier J 50% 80% 100% 50% 50% Tier I 40% 60% 80% 50% 50% Tier H 20% 40% 60% 50% 50% The actual threshold, target, and maximum achievement levels for the Bank-wide performance goals in the Plan are presented in Exhibit 1 (attached). Bank-wide performance goals for the President and CEO, Executive Team and eligible participants are weighted at 100% based on the Bank-wide goals in Exhibit 1. As noted above, for participants in the Plan, a portion of the Plan Award will be paid as an Annual Award in the year following the Performance Period and as a Deferred Award at the end of the Deferral Period. The Deferred Award is designed to ensure that participants do not take short-term measures to secure incentive compensation that could be detrimental to the long-term value of the Bank. This will ensure that participants continue to operate the Bank in a profitable and prudent manner for the long-term value of its members. The Deferred Award is to be paid as one-third annually over the course of three years. The Deferred Award earned during the Performance Period will be impacted by safety and soundness measures. See Exhibit 2 (attached) for more information on the final determination of the Deferred Award. Bank-wide Performance Goals As a cooperative, the Bank needs to satisfy the expectations of members as both shareholders and customers. Fulfilling that cooperative mission must be done in a prudent manner so as to preserve the par value of capital stock.

Classification | Internal Effective Date January 1, 2025 4 Executive Incentive Plan Policy Given the environment in which the Bank operates, the Board will periodically review achievement on the incentive goals and the HRCC may consider changes to the goals as appropriate, subject to the review and non-objection of the FHFA. For example, structural changes in the financial services sector driven by factors largely outside the Bank’s control (such as legislative changes) may necessitate wholesale changes in how the Bank’s participants are rewarded. The threshold, target, and maximum achievements levels for the Bank-wide performance goals listed in the attached Exhibit 1 are calibrated based on results from previous years and projections in the Bank’s SBP. Payout Determination The Annual Awards earned during the Performance Period are payable in the following calendar year. Deferred Award payments will be paid over the course of three years as one-third annually. Notwithstanding the formulaic computations of the Plan payouts based on incentive goal achievement levels, actual payouts under the Plan are subject to the HRCC’s review and approval and are made at the HRCC’s discretion subject to prior review and non-objection by the Federal Housing Finance Agency (“FHFA”) for the Bank’s Named Executive Officers (“NEOs”). HRCC also may, to the extent it deems appropriate in its sole discretion, which shall be conclusive and binding upon all parties concerned, make awards or adjust awards, including making no awards to compensate for or reflect: (1) any extraordinary event, (2) individual performance that is not captured in the performance requirements, or (3) other significant changes which may have occurred during the Performance Period which alter the basis upon which the performance requirements were determined, or otherwise. The HRCC may consider a variety of objective and subjective factors to decide on the appropriate payouts including but not limited to: (i) operational errors or omissions that result in material revisions to the financial results, information submitted to the FHFA or data used to determine incentive payouts; (ii) untimely submission of information to the Securities and Exchange Commission (“SEC”), Office of Finance (“OF”), or the FHFA; (iii) failure to make sufficient progress, as determined by the FHFA, in the timely remediation of examination, monitoring, and other supervisory findings and matters requiring attention. The HRCC shall consider the relevant facts and circumstances and reduce incentive awards commensurate with the materiality of the exception relative to the Bank’s financial and operational performance and financial reporting responsibilities. The HRCC also may determine a participant is not eligible to receive part or all of any Plan Award payouts. Events that may justify such HRCC action may include, but are not limited to, the following:

Classification | Internal Effective Date January 1, 2025 5 Executive Incentive Plan Policy  a participant’s failure to achieve a “meets expectations” or higher evaluation of overall job performance during a Performance Period;  a participant becomes subject to disciplinary action or probationary status at the scheduled time of a Plan Award payout; or  a participant’s failure to comply with regulatory requirements or standards, internal control standards, the standards of his or her profession, any internal Bank standard, or failure to perform responsibilities assigned under the Bank’s SBP. As soon as feasible after the conclusion of each Performance Period, the HRCC shall review the Bank’s performance against its Bank-wide performance goals, and if appropriate, shall approve the payout, if any. As soon as feasible after conclusion of each Performance Period, the responsible officer will determine the achievement and performance levels. The Executive Team and Human Resources will together calibrate performance across the Bank. Plan Awards are determined based on the participant’s actual eligible earnings at the end of the plan year and shall not exceed the participant’s annual base salary. Eligible earnings excludes any bonus, incentive compensation, severance payments, or long-term disability insurance payments paid in the current year. In the event a participant receives a raise during a calendar year, the participant’s compensation for the year will reflect the actual wages paid to the participant for the year and shall not exceed the participant’s annual base salary. A participant who has a hire date prior to the beginning of the Performance Period is eligible to receive a full Plan Award. A participant who has a hire date after the beginning of the Performance Period is eligible to receive a prorated Plan Award based on the participant’s eligible earnings earned during the Plan Year and not to exceed their annual base salary. A participant hired on or after October 1 of the Performance Period is not eligible to receive a Plan Award for the Performance Period in which they were hired. Unless otherwise directed by the HRCC, Plan Award payouts shall be made in a lump sum through regular payroll distribution, typically within 75 days after the end of the Performance Period (in the case of an Annual Award) or Deferral Period (in the case of the Deferred Award), but in any event by the end of the calendar year following the Performance Period or Deferral Period, as applicable, for which payout approval has been received. Appropriate provisions shall be made for any taxes that the Bank determines are required to be withheld from any payment under applicable laws or other regulations of any governmental authority, whether federal, state or local. Participants whose employment ends before any Plan Award payout will not be eligible for award payouts under the Plan unless otherwise provided for herein, in any Executive Employment Agreement or Severance Agreement. The HRCC has the sole discretion to determine whether a payout is made to the participant, and the amount of any such payout.

Classification | Internal Effective Date January 1, 2025 6 Executive Incentive Plan Policy Participants whose termination occurs as the result of death or disability shall be eligible to receive a prorated Plan Award for the Performance Period in which the termination occurs in an amount based upon the participant’s eligible earnings earned during the Plan Year. The prorated Plan Award for the Performance Period will be determined based upon actual achievement levels for Bank-wide performance goals and will not be subject to the deferred goals and modifier. Such participants will also be eligible to receive Deferred Awards earned but not yet approved for payout from periods occurring prior to the Performance Period. All payouts of Deferred Awards from prior periods will be based on actual achievement levels attained during such periods and will not be subject to the achievement of the deferred goals and modifier. All awards will be payable in a single lump sum by the end of the calendar year following the end of the Performance Period that the death or disability occurred. Participants whose termination occurs as the result of a Retirement or Reduction in Force are eligible to receive a prorated Plan Award for the Performance Period in which the termination occurs in an amount based upon the participant’s eligible earnings earned during the Plan Year unless otherwise provided for herein, in any Executive Employment Agreement or Severance Agreement. The prorated Plan Award will be determined based upon actual achievement levels for Bank-wide performance goals. Such participants will also be eligible to receive Deferred Awards earned but not yet approved for payout from periods occurring prior to the Performance Period. The amount of payouts on Deferred Awards from prior periods, as well as any portion of the prorated Plan Award that constitutes Deferred Awards, will be determined in accordance with the terms of the Plan unless otherwise provided for herein, in any Executive Employment Agreement or Severance Agreement. All payments will be made typically within 75 days, following the Performance Period or Deferral Period, as applicable. Any participant who is promoted or demoted during a Performance Period may receive a prorated Plan Award based on the actual time in each position during the Performance Period. All payments will be made typically within 75 days following the Performance Period or Deferral Period, as applicable. A participant who receives an Annual Award under the Plan may defer the payment of the Annual Award by executing a timely deferral election under the BEP as long as they meet the eligibility requirements to participate in the BEP. Any election to defer the payment of an Annual Award must be made in compliance with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and Treasury regulations relating thereto (“Section 409A”), and the BEP. No election to defer the payment of an Annual Award shall become effective until twelve (12) months after the deferral election is made.

Classification | Internal Effective Date January 1, 2025 7 Executive Incentive Plan Policy In the event a participant is considered a Specified Employee, payment of benefits under this Plan shall not commence until six months following the executive’s separation from service as defined under Section 409A. V. DEFERRED AWARD PAYOUT DETERMINATION In preparation for determination of the final Deferred Award payout, the HRCC will review the Bank-wide Incentive Goals of the applicable plan year. The purpose of the reviews in December is to discuss achievement levels attained and whether there are any longer-term issues those goals have had on the Bank. If there are issues, the HRCC will take the discussion into consideration when making a decision on the payout of the Deferred Awards. The Deferred Award is determined based on safety and soundness measures as outlined in Exhibit 2 of the Plan document. The HRCC will make the final determination on the payout of the Deferred Award based on a review of the Bank-wide Incentive Goals for the year that the Plan Award was granted and make a determination on the Deferred Award amount to be paid. In addition, the HRCC will consider additional items as outlined in the applicable Plan document when making a determination on the final Deferred Award payout for eligible participants. Based on the HRCC’s review and consideration of such items, the HRCC will consider the relevant facts and circumstances and may reduce incentive awards commensurate with the materiality of the exception relative to the Bank’s financial and operational performance and financial reporting responsibilities. VI. ADMINISTRATION OF THE PLAN The Bank’s Board of Directors is ultimately responsible for the Plan, including its amendment, replacement or termination. The HRCC has the full power and authority of the Board to construe, interpret and administer the Plan. Any decision arising out of or in connection with the construction, interpretation or administration of the Plan lies within the HRCC’s absolute discretion and is binding on all parties. The HRCC shall:  Approve Bank-wide performance goals and annual results.  After the end of a Performance Period, approve any Annual Awards.  After the end of the Deferral Period, approve any Deferred Awards for eligible participants.  Render any decisions necessary with regard to the interpretation of the Plan. Day-to-day administration of the Plan is delegated to those in the Bank responsible for Human Resources functions. VII. ROLE OF HUMAN RESOURCES The Bank’s Human Resources Department is responsible for administering the Plan based on direction and guidance of the HRCC. Human Resources will be responsible

Classification | Internal Effective Date January 1, 2025 8 Executive Incentive Plan Policy for including the Bank-wide Incentive Goals for the applicable Performance Period in the HRCC’s Work Plan and December HRCC meeting materials. Human Resources is responsible for preparing a letter and appropriate documentation for submission to the FHFA Executive Compensation team for their review and non-objection within 10 days of the HRCC’s approval of the Deferred Awards. The Chair of the HRCC is responsible for reviewing and signing the appropriate letter for submission to the FHFA. Upon receipt of the non-objection, Human Resources will ensure payment of the Deferred Awards are made no later than March 15 of the calendar year in which payment is due. VIII. MISCELLANEOUS PROVISIONS The Plan, in whole or in part, may at any time or from time to time be amended, suspended or reinstated and may at any time be terminated by the HRCC. No amendment, suspension or termination of the Plan shall, without the consent of the participants, affect the rights of the participants to any payout previously approved by the HRCC. No participant has the right to alienate, assign, encumber, or pledge his or her interest in any payout under the Plan, voluntarily or involuntarily, and any attempt to do so is void. This document is a complete statement of the Plan and supersedes all prior plans, representations and proposals written or oral relating to its subject matter. The Bank is not bound by or liable to any participant for any representation, promise or inducement made by any person which is not expressed in this document. This Plan shall not be considered a contract of employment and nothing in the Plan shall be construed as providing participants any assurance of continued employment for any definite period of time, nor any assurance of current or future compensation. This Plan shall not, in any manner, limit the Bank’s right to terminate compensation and employment at its will, with or without cause. Participation in the Plan and the right to receive awards under the Plan shall not give a participant any proprietary interest in the Bank or any of its assets. Nothing contained in the Plan shall be construed as a guarantee that the assets of the Bank shall be sufficient to pay any benefits to any person. A participant shall for all purposes be a general creditor of the Bank. Each payment shall be from the general assets of the Bank. The Plan shall be construed in accordance with and governed by the State of Iowa except to the extent superseded by federal law.

Classification | Internal Effective Date January 1, 2025 9 Executive Incentive Plan Policy It is intended that the awarding, vesting and payment of any award will comply with Section 409A, so as not to subject any participant to the payment of any interest or tax penalty, provided, however, that neither the Bank, the HRCC, the Board, or any directors, officers, employees, consultants or other agents shall be liable to a participant or otherwise responsible for any such interest and tax penalties. Neither the Bank nor the participant may accelerate a payment into a calendar year not specified in the Plan nor defer or postpone a payment into a year following the calendar year specified in the Plan, except as may be permitted by Section 409A. IX. ADDITIONAL CONTENT

Exhibit 1 Excerpt from the “Executive Incentive Plan Document” (Plan): Notwithstanding the formulaic computations of the Plan payouts based on incentive goal achievement levels, actual payouts under the Plan are subject to the HRCC’s review and approval and are made at the HRCC’s discretion subject to prior review and non-objection by the Federal Housing Finance Agency (“FHFA”) for the Bank’s Named Executive Officers (“NEOs”). The HRCC has the final decision on incentive awards. The HRCC may consider a variety of objective and subjective factors to decide on the appropriate payouts including but not limited to: (i) operational errors or omissions that result in material revisions to the financial results, information submitted to the FHFA or data used to determine incentive payouts; (ii) untimely submission of information to the Securities and Exchange Commission (“SEC”), Office of Finance (“OF”), or the FHFA; or (iii) failure to make sufficient progress, as determined by the FHFA, in the timely remediation of examination, monitoring, and other supervisory findings and matters requiring attention. The HRCC shall consider the relevant facts and circumstances and reduce incentive awards commensurate with the materiality of the exception relative to the Bank’s financial and operational performance and financial reporting responsibilities. Bank-wide Goals and Weightings Description of Measure 2025 Results 12/31/25 2025 Threshold 2025 Target 2025 Maximum Improve Advance Penetration (15%) The penetration measures the dollar amount of advance usage relative to each member’s total assets in our district. The goal will be measured in comparison to the other Federal Home Loan Banks. TBD 8th 6th 4th

Bank-wide Goals and Weightings Description of Measure 2025 Results 12/31/25 2025 Threshold 2025 Target 2025 Maximum Core Product Utilization (15%) Core Product Utilization measures utilization of core products by all Bank members, including all advances, Letters of Credit and MPF (including on and off balance sheet). TBD 68% 71% 76% Affordable Housing and Community Development Mission (30%) Deliver on the Affordable Housing and Community Development Mission by improving member participation in the Bank’s core and discretionary housing mission products. TBD The sum of member participation is 600 or more The sum of member participation is 700 or more The sum of member participation is 800 or more Financial Performance (AROCS) (20%) 2025 fiscal year spread between adjusted return on capital stock (AROCS) and average overnight SOFR (secured overnight financing rate) while maintaining market value and income sensitivity within risk limits. TBD 7.52% 8.52% 9.52%

Bank-wide Goals and Weightings Description of Measure 2025 Results 12/31/25 2025 Threshold 2025 Target 2025 Maximum Operational Continuous Improvement (10%) Achievement level is determined based on the accomplishment of identified operational initiatives:  Phased in Customer Relationship Management system (SalesLogix/Infor) retirement  New Letters of Credit System and Product Improvements  New MPF Pricing System  Implement S&P Global XpressFeed Solution for improved Member Credit Information  Expand Pricing data sharing across systems  Reduce (retire, automate or semi- automate) the number of in scope manual controls by 15 percent  Complete Key System Upgrades (RAI, SimCorp, Principia, Identity IQ)  TBD 3 of the 7 initatives completed 5 of the 7 initatives completed 7 of the 7 initaitves completed

Bank-wide Goals and Weightings Description of Measure 2025 Results 12/31/25 2025 Threshold 2025 Target 2025 Maximum Diversity, Equity and Inclusion (10%) Achievement level is determined based on the number of the following goals that have been accomplished. For example, in order to achieve threshold, two of the five following items need to be achieved:  Maintain or grow diverse (ethnicity) employee representation > 20%  Maintain or grow female employee representation > 48%  Achieve discretionary debt activity with MWDOB dealers of > 10%  Achieve diverse spend percentage > 20%  Achieve utilization of diverse supplier percentage > 15% TBD 2 of the 5 goals achieved 3 of the 5 goals achieved 5 of the 5 goals achieved

Classification | Internal Effective Date January 1, 2025 10 Executive Incentive Plan Policy Exhibit 2 Deferred Award Payout Determination The Deferred Award earned in the Performance Period will be paid one-third annually over the course of three years. The actual amount of the award paid each year will be based on the Bank’s sustained achievement of the following safety and soundness measures:  No operational errors or omissions that result in material revisions to the financial results, information submitted to the FHFA or data used to determine incentive payouts;  No submission of information to the Securities and Exchange Commission (SEC), Office of Finance (OF), or the FHFA is significantly past due;  Sufficient progress, as determined by the FHFA, in the timely remediation of examination, monitoring, and other supervisory findings and matters requiring attention;  The Bank’s annual average Market Value of Capital Stock (MVCS) is equal to or greater than $100. The annual average will be calculated using the ending amount of each month during the plan year. The HRCC shall consider the relevant facts and circumstances and reduce incentive awards commensurate with the materiality of the exception relative to the Bank’s financial and operational performance and financial reporting responsibilities. The eligible Deferred Awards will be paid over the course of three years and will include interest based on annual Return on Equity (ROE) as of December 31 each year.